UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

2019 Incentive Payment Plan

On December 11, 2018, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of The Cooper Companies, Inc. (“Cooper”) approved the 2019 Incentive Payment Plan (the “2019 IPP”) for Cooper and its subsidiaries (collectively with Cooper, the “Company”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The 2019 IPP functions under the 2017 Executive Incentive Plan, approved by stockholders on March 13, 2017, and provides incentives to officers and key employees of the Company who are expected to contribute significantly to increasing the Company’s revenue, income, and earnings per share. Participation levels under the 2019 IPP are set at percentages of base salaries previously assigned to designated positions within the Company. Awards will be paid under the 2019 IPP with respect to the Company’s 2019 fiscal year, ending October 31, 2019, if the operating business’
(CooperVision’s or CooperSurgical’s) or the Company’s consolidated results (depending upon the named participant’s area of responsibility) meet specified performance targets. Performance targets for named participants employed by an operating business are tied to the attainment by that business of specified levels of revenue and operating income as defined in the 2019 IPP. For named participants employed by Cooper, performance targets are tied to the attainment of certain levels of consolidated revenue and earnings per share as defined in the 2019 IPP. In addition, a component of the participants’ awards may be granted on a discretionary basis by each participant’s division head or the Chief Executive Officer, or in the case of the five most highly paid executive officers and named Section 16(b) officers, by the Committee, following an assessment of each participant’s performance.

ITEM 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On December 12, 2018, the Board of Directors (the “Board”) of The Cooper Companies, Inc. (the “Company”) adopted an amendment and restatement of the Company’s by-laws (the “By-laws”) to implement proxy access and make other non-substantive, ministerial, clarifying and conforming changes. Article II, Section 16 has been added to permit a stockholder or group of up to 20 stockholders owning 3% or more of the Company’s common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board elected by the holders of the Company’s common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the By-laws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

3.1	By-laws of The Cooper Companies, Inc., as amended and restated on December 12, 2018.

10.1	The Cooper Companies, Inc. 2019 Incentive Payment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Randal L. Golden
Randal L. Golden
Vice President, Secretary & General Counsel

Dated: December 17, 2018